SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2002

HPSC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11618	04-256004
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

60 State Street, Boston, MA		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 720-3600

Item 5.  Other Events.

                On June 17, 2002, HPSC, Inc. (the “Company”) issued a press release announcing that the Company had uncovered an incident of employee fraud in the factoring portfolio of its subsidiary company, American Commercial Finance Corporation, in the amount of approximately $5 million over a period of four to five years.  The Company also announced that its existing credit agreement with Fleet National Bank was extended until August 5, 2002.  The press release is hereby incorporated by reference herein, and attached hereto.

Item 7.  Financial Statements and Exhibits.

                (c)           Exhibits.

                                Exhibit Number

99.1 Press Release dated June 17, 2002

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HPSC, Inc.
Registrant

DATED:	June 18, 2002	By:	/s/ John W. Everets
John W. Everets
Chairman and Chief
Executive Officer